UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/31/2005

ASI Technology Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-6428

NV	88-0105586
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

980 American Pacific Drive, #111, Henderson, NV 89014
(Address of Principal Executive Offices, Including Zip Code)

702-734-1888
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On August 31, 2005, we entered into a Securities Purchase Agreement with selected investors pursuant to which we issued and sold 1,675,000 shares of our common stock ("Shares") at a purchase price of $0.35 per share for gross proceeds of $586,250 and we issued and sold an additional $586,250 of 7% Subordinated Notes due July 31, 2008 ("Notes"). Interest on the Notes is due and payable by the company in cash quarterly.

In connection with the financing, we issued to each investor a warrant exercisable for 50% of the common shares sold to each investor ("Warrants"). The Warrants are exercisable for an aggregate of 837,500 shares of common stock at an exercise price of $0.50 per share. The Warrants are exercisable until July 31, 2008.

The Shares, Notes and Warrants were offered, issued and sold to the following investors, whom we may refer to below collectively as the investors: Davric Corporation, Jerry E. Polis Family Trust, Eric M. Polis Trust, Riviera Investments, LP, Irving Susson, Shirley Ann Helton Trust, Gary R. Brennan and Graham Family Trust. Davric Corporation and the Jerry E. Polis Family Trust purchased an aggregate of 1,050,000 Shares, $367,500 of Notes and 525,000 Warrants. Davric Corporation and the Jerry E. Polis Family Trust are controlled by Jerry E. Polis, an officer and director of the company. The Eric M. Polis Trust purchased 50,000 Shares, $17,500 of Notes and 25,000 Warrants. The Eric M. Polis Trust is controlled by Eric M. Polis, an officer and director of the company.

The Shares, Notes and Warrants were sold for cash or conversion of cash advanced to the company. Further description of the debt is set forth below in section 2.03 and incorporated herein by reference.

Gross proceeds from the sale of the Shares, Notes and Warrants was $1,172,500. We paid no placement, commission or underwriter fees in connection with the financing.

We offered and sold the Shares, Notes and Warrants without registration under the Securities Act of 1933 to a limited number of qualified accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D thereunder. The Shares, Notes and Warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. An appropriate legend was placed on the Shares, Notes and the Warrants issued, and will be placed on the shares issuable upon exercise of the Warrants, unless registered under the Securities Act prior to issuance.

The form of the Securities Purchase Agreement, the form of 7% Subordinated Promissory Note and the Form of Stock Purchase Warrant for Common Stock are filed as Exhibits 10.6, 10.7, and 10.8, respectively, and are incorporated herein by reference. The summary of the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to such exhibits.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This portion of the report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 31, 2005 we became obligated for $586,250 of 7% Subordinated Promissory Notes due July 31, 2008. In addition to the terms of the Notes described in Item 1.01 above, the noteholders have the right at any time prior to maturity to convert any portion of the unpaid principal amount as exercise price of the Warrants describe in Item 1.01 above. The company may prepay the Notes prorata among the holders at any time and from time to time, in whole or in part.

The Notes contain standard terms of default and the principal is subordinate to up to $2,000,000 of certain future senior indebtedness. The company has no current senior indebtedness.

$770,000 of the aggregate purchase price paid by investors represented conversion of noninterest bearing advances that had no set repayment or conversion date or terms for which the company was previously obligated to related parties as reported on Form 8-K dated August 16, 2005.

Item 3.02.    Unregistered Sales of Equity Securities

On August 31, 2005, we issued and sold 1,675,000 shares of our common stock, and warrants to purchase an additional 837,500 shares of our common stock, to selected investors. For further information about the terms of this financing, please see the disclosure under Item 1.01 above which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c)      Exhibits
10.6    Form of Securities Purchase Agreement
10.7    Form of 7% Subordinated Promissory Note
10.8    Form of Stock Purchase Warrant for Common Stock

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

ASI Technology Corporation

Date: August 31, 2005.	By:	/s/ JERRY E POLIS
JERRY E POLIS
President

Exhibit Index

Exhibit No.	Description
EX-10.6	Form of Securities Purchase Agreement
EX-10.7	Form of 7% Subordinated Promissory Note
EX-10.8	Form of Stock Purchase Warrant